                                                                    Exhibit 99.2


                                CERTIFICATION OF
                           PRINCIPAL FINANCIAL OFFICER
                     OF GROUP 1 AUTOMOTIVE, INC. 401(K) PLAN
                       PURSUANT TO 18 U.S.C. Section 1350


In connection with the accompanying report on Form 11-K for the fiscal year ended December 31, 2002, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott L. Thompson, Chief Financial Officer of Group 1 Automotive, Inc. and the principal financial officer of the Group 1 Automotive, Inc. 401(k) Savings Plan (the "Plan"), hereby certify, to the best of my knowledge, that:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.




                                                    /s/ Scott L. Thompson
                                                    ----------------------------
                                                    Scott L. Thompson
                                                    July 22, 2003



       A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.